UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2022

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

420 N. Wabash Avenue, Suite 500, Chicago, Illinois 60611

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to that certain Credit Agreement, entered into on March 5, 2021 (the “Credit Agreement”), by and among a vertically integrated single-state cannabis operator in Michigan, as parent and guarantor, and certain of its subsidiaries and affiliates as borrowers and/or guarantors (collectively, with the single-state operator in Michigan, the “Borrowers”), Chicago Atlantic Admin, LLC, as agent (in such capacity, the “Agent”), Green Ivy Capital, LLC, as lead arranger, Chicago Atlantic Real Estate Finance, Inc. (the “Company”) as a lender named in the Credit Agreement, and the other lenders from time to time party thereto (collectively, the “Lenders”).

On January 13, 2022, the Company entered into the First Amendment to the Credit Agreement, which provides for the funding of certain loan commitments made pursuant to the Borrowers’ existing $100 million senior secured credit facility. Pursuant to the First Amendment, the Lenders collectively funded $67.3 million of the aggregate principal amount, with the Company funding approximately $16.09 million of such principal amount. Following the closing of the First Amendment, the Company has funded an aggregate of approximately $29.2 million to the Borrowers pursuant to the Credit Agreement. The Lenders are obligated to fund the remaining $15 million at any time on or prior to June 30, 2022 upon the Borrowers’ request subject to the terms and conditions of the First Amendment. The Company is not obligated to fund any portion of the remaining $15 million.

The Company’s commitment under the First Amendment and the Credit Agreement is secured by liens on substantially all assets of the Borrowers, including, in particular, owned real estate in a single state.

Item 9.01.	Financial Statements and Exhibits.

a)	Financial statements of businesses or funds acquired

No financial statements are being filed with this report. Any required financial statements in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(3) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

b)	Pro forma financial information

No pro forma financial information is being filed with this report. Any required pro forma financial information in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: January 19, 2022	By:	/s/ Anthony Cappell
		Name:	Anthony Cappell
		Title:	Chief Executive Officer

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